OFFERING CIRCULAR

ALCOA GREENTECH INC.

540 Frontage Road, Suite 3345-3375

Northfield, IL 60093-1233

(847) 784-0036

The date of this Offering Circular is February 23, 2017.

Up to a Maximum of 4,000,000 Common Shares

at $5.00 per Common Share

$20,000,000

Alcoa GreenTech, Inc. (the “Company”) is offering to sell up to 4,000,000 common shares, par value $.001 per share (the “Shares”) at the price of $5.00 per Share.  No public market currently exists for these securities.   We have not yet developed our website. These securities are being offered for cash only, directly by the Company with no underwriter or broker-dealer. No commissions are payable to any salespersons, brokers, or dealers. No securities owned by current security holders are included in this offering.

The offering will commence on the date of this Offering Circular and will continue until the earlier of the date on which we have accepted subscriptions for all the Shares offered or December 31, 2017.  There is no minimum number of Shares that must be sold or a formal escrow account. We will retain all net proceeds from the sale of the Shares sold in this offering.  Your offer to purchase Shares will not be accepted unless you agree to purchase at least 2,000 Shares ($10,000), but we reserve the right, in our sole discretion, to accept smaller investments.

See “Risk Factors” starting on page 4 for information about risks you should consider before buying Shares.

	Price to Public	Underwriting discount and commissions(1)	Proceeds to issuer (2)	Proceeds to other persons
Per Share:	$5.00	$-	$5.00	n/a
Total:	$20,000,000	$-	$20,000,000	n/a

(1) The Shares are being offered by the officers and directors of the Company.  No commissions will be paid.

(2) Assumes sale of all offered Shares. Proceeds are prior to payment of expenses of the offering, estimated to be $40,000.

The United States Securities and Exchange Commission does not pass upon the merits of or give its approval to any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering circular or other solicitation materials. These securities are offered pursuant to an exemption from registration with the Commission; however, the Commission has not made an independent determination that the securities offered are exempt from registration.

This Offering Circular follows the “Offering Circular” format pursuant to the general instructions of Part II(a)(1)(i) of Form 1-A.

You should rely only on the information contained in this Offering Circular. We have not authorized anyone to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. We are not making an offer to sell the Shares in any jurisdiction where the offer or sale is not permitted or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

It is important for you to read and consider all of the information contained in this Offering Circular before making your investment decision to purchase Shares in this offering.

TABLE OF CONTENTS

OFFERING CIRCULAR SUMMARY

This summary highlights information contained elsewhere in this Offering Circular and does not contain all of the information that you should consider in making your investment decision. Before investing in our common stock, you should carefully read this entire Offering Circular, including our financial statements and the related notes and the information set forth under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in each case included elsewhere in this Offering Circular.

The Company

The Company was incorporated on November 10, 2016 in the State of Nevada.

Operations

The Company develops, manufactures, markets and distributes alternative energy generators and will operate waste to energy (“WTE”) plants

Public Market

There is no public market for our Shares.

No Commitment to

  Purchase Shares

There is no commitment to buy any number of Shares being sold in this offering.

No Minimum Offering Amount

/No Formal Escrow Account:

There is no minimum offering amount or formal escrow account.  Upon acceptance of your subscription, the funds shall be immediately available to the Company.

Shares Offered by Us:

Up to 4,000,000 Shares, $.001 par value per Share.

Shares to be outstanding

   after this Offering:

Up to 34,000,000 Shares if all Shares offered are sold.

Use of Proceeds:

We primarily plan to use the net proceeds from our offering to fund our WTE projects.

Minimum Investment

   Amount:

2,000 shares ($10,000), subject to our right to permit smaller investments.

How to Invest:

Send us your executed subscription agreement and IRS Form W-9, along with your payment of the aggregate subscription price for the Shares prior to the offering termination date, which is expected to be no later than December 31, 2017, but could be sooner if all Shares have been purchased prior to that date.

Once we receive your subscription, it is irrevocable. Your funds will be deposited directly into our operating account. No interest will be paid from the time we receive your subscription payment until the time we accept your subscription or reduce or reject your subscription, and return your funds promptly.

Risk Factors:

Investing in our Shares involves risks. You should carefully consider the information under “Risk Factors” starting on the next page before making a decision to invest in our common stock.

RISK FACTORS

There are risks inherent to our business. The material risks and uncertainties that management believes affect us are described below. You should carefully consider the risks described below along with all of the other information contained in this Offering Circular, including our financial statements and the related notes, before deciding whether to purchase our common stock. The risks and uncertainties described below are not the only ones facing us. Additional risks and uncertainties that management is not aware of or focused on or that management currently deems immaterial may also impair our business operations. This Offering Circular is qualified in its entirety by these risk factors. If any of the following risks actually occur, our financial condition and results of operations could be materially and adversely affected. As a result, the trading price of our common stock, if any, could decline, and you may lose all or part of your investment in our common stock.

Caution Regarding Forward Looking Statements

Some of the information in this Offering Circular, including the risk factors listed below, contains or incorporates by reference certain forward-looking statements about our financial condition, results of operations and business that are based on our current and future expectations. You can find many of these statements by looking for words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue,” or the negative of such terms and other comparable terminology. Such statements reflect our current views with respect to future events and are subject to risks and uncertainties, including the risk factors summarized below that could cause actual results to differ materially from those contemplated in such forward-looking statements.

1.   We have not yet commenced operations, and there is a substantial uncertainty that we will be able to successfully conduct operations, in which case you could lose your investment.

We have not established an ongoing source of revenue sufficient to cover our operating costs, and are dependent on obtaining adequate capital to continue operations, which raises substantial doubt as to our ability to continue as a going concern. We anticipate incurring losses until such time we can generate significant revenues, and/or reduce operating costs.

We can give no assurances that any additional capital that we are able to obtain, if any, will be sufficient to meet our needs, or that any such financing will be obtained on acceptable terms. If we are unable to obtain adequate capital, we could be forced to cease operations or substantially curtail our commercial activities.

2.   We may not be able to obtain additional financing to fund our operations.

Even if we raise the entire offering amount, we will need to raise additional funds in the future. There can be no assurance that sufficient debt or equity financing will be available at all or, if available, that such financing will be at terms and conditions acceptable to us. Should we fail to obtain additional debt financing or raise additional capital, we may not be able to achieve our long-term business objectives and may face other serious adverse consequences. If we raise additional funds by issuing equity securities or convertible debt, investors may experience significant dilution of their ownership interest, and the newly-issued securities may have rights senior to those of the holders of our common stock.  If we raise additional funds by obtaining loans from third parties, the terms of those financing arrangements may include negative covenants or other restrictions on our business that could impair our operational flexibility and may require us to provide collateral to secure the loan. In addition, in a liquidation, debt holders will be entitled to repayment before any proceeds can be paid to our equity holders.

3.   If we fail to effectively manage our growth, our business and operating results could be harmed.

We expect to experience growth in our business both domestically and abroad, which will place significant demands on our management, and our operational and financial infrastructure. To effectively manage this growth, we expect that we will need to continue to improve our operational, financial and management controls and our reporting systems and procedures. To accomplish these objectives, we may need to hire additional employees, make certain enhancements to our technology systems, make significant capital expenditures and utilize management resources. Failure to implement these proposed growth objectives could have a material adverse effect on our business and operating results.

4.   We may not be able to achieve profitability.

We may not be able to generate sufficient revenue to achieve profitability. We expect to continue to expend substantial financial and other resources on the following, which may increase our net losses:

•

expenses related to international expansion;

expenses related to the establishment of our WTE and solar energy projects;

•

improving our infrastructure and hiring employees to support it; and

•

selling, general and administrative expenses, including information technology, legal, accounting, and other expenses.

These investments may not result in increased revenue or growth of our business, which also could increase our net losses.  If we fail to grow our revenue at a rate greater than our expenses, our operating results and business will be harmed.

5.   Our operating results may fluctuate, which makes our results difficult to predict and could cause our results to fall short of expectations.

Our operating results may fluctuate as a result of a number of factors, many of which may be outside of our control.  Our quarterly, year-to-date, and annual expenses as a percentage of our revenues may differ significantly from our projected rates. Our operating results in future quarters may fall below expectations. Each of the following factors, as well as other factors, may affect our operating results:

•

Our ability to successfully complete our WTE projects;

•

Our ability to successfully compete in the solar energy market;

•

Our loss of one or more significant customers;

•

The introduction of successful competitors; and

•

Adverse media reports on our WTE projects.

6.   Our operations in foreign markets could cause us to incur additional costs and risks associated with doing business internationally.

Our operations in markets outside the United States subject us to additional costs and risks, including:

·

compliance with foreign requirements regulating the environment and the waste-to-energy market;

·

difficulties in establishing, staffing and managing international operations;

·

U.S. laws and regulations related to foreign operations, including tax and anti-corruption laws and regulations;

·

differing intellectual property laws;

·

differing contract laws that impact the enforceability of agreements among energy suppliers and energy consumers;

·

imposition of special taxes;

·

strong national and international competitors;

·

currency exchange rate fluctuations; and

·

political and economic instability in the countries in which we operate.

Our failure to manage the risks associated with international operations could limit the future growth of our business and adversely affect our business, financial condition and results of operations. We may be required to make a substantial financial investment and expend significant management efforts in connection with our international operations.

7.   Changes in climate conditions could materially affect our business and prospects.

Significant changes in weather patterns and volatility could have a positive or negative influence on our existing business and our prospects for growth. Such changes may cause episodic events (such as floods or storms) that are difficult to predict or prepare for, or longer-term trends (such as droughts or sea-level rise). These or other meteorological changes could lead to increased operating costs, capital expenses, disruptions in facility operations or supply chains, changes in waste generation and interruptions in waste deliveries, and changes in energy pricing, among other effects.

8.   We may face intense competition and may not be able to successfully compete.

There are a number of other companies operating in the renewable energy and waste-to-energy markets. These include service or equipment providers, consultants, managers, buyers and/or investors.

We may not have the resources to compete with our existing competitors or with any new competitors. Most of our competitors have significantly greater personnel, financial and managerial resources than we have, and we may fail to maintain or expand our business. Moreover, as the demand for renewable energy increases, new companies may enter the market, and the influx of added competition will pose an increased risk to us. Increased competition could harm our business, prospects, financial condition and results of operations.

9.   Volatility in foreign exchange currency rates could adversely affect our financial condition and results of operations.

Foreign currency exchange rate movements between the U.S. dollar and the currencies of the jurisdictions in which we operate or receive payment could make doing business more expensive or revenue in foreign currencies less valuable, which could have a material adverse effect on our financial condition and results of operations.

10.  The concentration of stock ownership of certain officers and directors may influence the outcome of certain matters requiring stockholder approval.

Sam Chopra and Arvind Patil, officers and directors of the Company, beneficially own 56% of our outstanding common shares and will own at least 39.6% of the outstanding common shares upon completion of this offering.  Additionally, Cambridge Capital Group, Ltd, an entity controlled by Howard J. Goldberg, a director of the Company, controls 40% of our outstanding shares and will control at least 28.2% of the outstanding common shares upon completion of this offering. As a result, they will be able to substantially influence the strategic direction of the Company and the outcome of matters requiring approval by our stockholders. Their interests may not be, at all times, the same as those of our other stockholders, and their control may delay, deter or prevent acts that may be favored by our other stockholders.

11.   Compliance with environmental laws and regulations may reduce, delay, or prevent our realization of facility revenue.

Our operations are subject to increasingly strict environmental laws and regulations, including laws and regulations governing the emission, discharge, disposal and transportation of certain substances and related odor.  The process of obtaining a required permit or registration can be lengthy and expensive.  We may not be able to meet applicable regulatory or permit requirements, and therefore may be subject to related legal or judicial proceedings that could have a materially adverse effect on our income derived from these facilities.

Any of the permits, registrations or approvals noted above, or related applications may be subject to denial, revocation or modification, or challenge by a third party, under various circumstances.  In addition, if new environmental legislation or regulations are enacted or existing legislation or regulations are amended or are enforced differently, these facilities may be required to obtain additional, or modify existing, operating permits, registrations or approvals.

Maintaining, modifying or renewing current permits or registrations or obtaining new permits or registrations after new environmental legislation or regulations are enacted or existing legislation or regulations are amended or enforced differently may be subject to public opposition or challenge.  Much of this public opposition and challenge, as well as related complaints, relates to odor issues, even when a facility is operated in compliance with odor requirements and even though they have worked hard to minimize odor from their operations.  Public misperceptions about the business and any related odor could influence the governmental process for issuing such permits or registrations or for responding to any such public opposition or challenge.  Community groups could pressure local municipalities to implement laws and regulations which could increase our costs of their operations that in turn could have a material and adverse effect on our business and financial condition.

12.   Waste to energy is a relatively new concept and we may face limitations and constraints on building and operating as a result.

Waste to energy is a new concept in India, and as a result, many of the proven and commercial technologies that currently exist with respect to management of urban wastes will need to be imported.  In addition, segregated municipal solid waste is not generally available at the site of the WTE plants, which may reduce our ability to operate.  If we do not have the financial support of the municipal corporations or the local governments, we may not be able to purchase the necessary land for building the WTE plants.  If the local laws are not conducive to our operations with respect to the allotment of land and the supply of waste, then we may not be able to operate our plants in our target markets.

13.   Project construction and development requires significant outlays of capital and is subject to numerous risks.

The construction and development of our projects involves numerous risks. We are required to outlay significant capital for preliminary engineering, permitting, legal, and other expenses before we can determine whether a project is feasible or economically attractive. In order to successfully construct and develop our projects, we need to negotiate satisfactory engineering, procurement and construction agreements and feedstock supply and power purchase agreements, receive all required governmental permits and approvals, obtain financing, and timely implement construction and development. Successful completion of a particular project may be adversely affected by numerous factors, including:

(i) failure or delay in obtaining required government permits and approvals with acceptable conditions;

(ii) unavailability of financing;

(iii) uncertainties relating to land costs for projects;

(iv) engineering problems;

(v) construction delays and contractor performance shortfalls;

(vi) work stoppages;

(vii) cost over-runs;

(viii) failure of equipment and materials supply;

(ix) adverse weather conditions; and

(x) environmental and geological conditions.

14.   The Company is collaborating with an outside company in order to have the technology that we need for this project, and are dependent on that collaboration to move forward.

We are collaborating with Hoskinson Group, LLC (“Hoskinson”) for the technology that we need to produce our WTE plants, and we currently have sales contracts in place with that company.  Hoskinson is a Florida based LLC and is the designer, supplier, and holder of the intellectual property of the WTE technology that we intend to use.  Hoskinson shall receive approximately 90% of the amounts to be raised from this offering that are to be allocated toward WTE projects.  The viability of our projects depends significantly upon the performance of Hoskinson in accordance with long-term contracts. If they cannot or will not perform their contractual obligations, whether due to their financial condition, force majeure events, changes in laws or regulations, or otherwise, we may not be able to secure alternate arrangements on substantially the same terms or at all for the goods and services provided under such contracts. Any of the foregoing could have a material adverse effect on our business, financial condition and results of operations.

15.  Our insurance coverage or third party indemnification rights may not be sufficient to cover our legal claims or other losses that we may incur in the future.

We will maintain insurance at what we believe are adequate levels for property, general liability, directors and officer’s liability, and workers’ compensation to protect ourselves against potential loss exposures. In the future, insurance coverage may not be available at adequate levels or on adequate terms to cover potential losses, including on terms that meet our customers’ or manufacturers’ requirements. If insurance coverage is inadequate or unavailable, we may face claims that exceed coverage limits or that are not covered, which could increase our costs and adversely affect our operating results.

16.  We rely on skilled personnel and, if we are unable to retain or motivate key personnel or hire qualified personnel, we may not be able to grow effectively.

Our future success depends on our ability to identify, hire, develop, motivate and retain skilled personnel for all areas of our organization, particularly sales and marketing. Competition in our industry for qualified employees is intense. In addition, our compensation arrangements, such as our bonus programs, may not always be successful in attracting new employees or retaining and motivating our existing employees.

17.  If we are unable to retain key management personnel, our ability to manage our business effectively and grow could be negatively impacted.

We believe our success depends in part on our ability to retain our key management personnel. Currently, we have not yet executed employment agreements with our key management employees. The loss or limitation of the services of any of our key management employees or the inability to additional qualified replacement personnel could have a material adverse effect on our business and results of operations.

18.  Taxation and transfer pricing affect our operations.

As a U.S. company doing business in international markets, we will be subject to foreign tax and intercompany pricing laws. These pricing laws are designed to ensure that appropriate levels of income and expense are reported by our U.S. and foreign entities, and that they are taxed appropriately. If regulators challenge our corporate structures, transfer pricing methodologies or intercompany transfers, our operations may be harmed, and our effective tax rate may increase. We will be eligible to receive foreign tax credits in the United States for certain foreign taxes actually paid abroad. In the event any audits or assessments are concluded adversely to us, we may not be able to offset the consolidated effect of foreign income tax assessments through the use of U.S. foreign tax credits. Because the laws and regulations governing U.S. foreign tax credits are complex and subject to periodic legislative amendment, we cannot be sure that we would in fact be able to take advantage of any foreign tax credits in the future. The various customs, exchange control and transfer pricing laws are continually changing, and are subject to the interpretation of governmental agencies.

Despite our efforts to be aware of and to comply with such laws and changes to the interpretations thereof, there is a risk that we may not operate in compliance with such laws. We may need to adjust our operating procedures, from time to time, in response to these interpretational changes, and such changes could have a material negative impact on our financial position, results of operation or cash flows.

19.  We will outsource a majority of our manufacturing and anticipate reliance on third-party manufacturers for the development and commercialization of most of our products.

We will rely on third-party manufacturers to produce products required to meet substantially all of our sales needs. We plan to rely upon contract manufacturers to produce commercial quantities of most of our products.

If our contract manufacturers fail to maintain high manufacturing standards and processes, it could harm our business. In the event of a natural disaster or business failure, including due to bankruptcy of a contract manufacturer, we may not be able to secure a replacement of our products on a timely or cost-effective basis, which could result in delays, additional costs and reduced revenues.

20.  We may, in the future, issue additional shares of common stock, which would reduce investors’ percent of ownership and may dilute our share value.

Our articles of incorporation authorize the issuance of 100,000,000 shares of common stock. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing stockholders. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

21.  Nevada corporation laws limit the personal liability of corporate directors and officers and require indemnification under certain circumstances.

Section 78.138(7) of the Nevada Revised Statutes provides that, subject to certain very limited statutory exceptions or unless the articles of incorporation provide for greater individual liability, a director or officer of a Nevada corporation is not individually liable to the corporation or its stockholders for any damages as a result of any act or failure to act in his or her capacity as a director or officer, unless it is proven that the act or failure to act constituted a breach of his or her fiduciary duties as a director or officer and such breach involved intentional misconduct, fraud or a knowing violation of law. We have not included in our articles of incorporation any provision intended to provide for greater liability as contemplated by this statutory provision.

In addition, Section 78.7502(3) of the Nevada Revised Statutes provides that to the extent a director or officer of a Nevada corporation has been successful on the merits or otherwise in the defense of certain actions, suits or proceedings (which may include certain stockholder derivative actions), the corporation shall indemnify such director or officer against expenses (including attorneys’ fees) actually and reasonably incurred by such director or officer in connection therewith.

22.  Our articles of incorporation, our bylaws and Nevada law could deter a change of our management, which could discourage or delay offers to acquire us.

Certain provisions of Nevada law and of our articles of incorporation, and bylaws, as amended, could discourage or make it more difficult to accomplish a proxy contest or other change in our management or the acquisition of control by a holder of a substantial amount of our voting stock. It is possible that these provisions could make it more difficult to accomplish, or could deter transactions that stockholders may otherwise consider to be in their best interests or in our best interests. These provisions include:

•

requiring stockholders who wish to request a special meeting of the stockholders to disclose certain specified information in such request and to deliver such request in a specific way within a certain timeframe, which may inhibit or deter stockholders from requesting special meetings of the stockholders;

•

requiring that stockholders who wish to act by written consent request a record date from us for such action and such request must include disclosure of certain specified information, which may inhibit or deter stockholders from acting by written consent;

•

establishing the Board as the sole entity to fill vacancies of the Board of Directors, which lengthens the time needed to elect a new majority of the board; and

•

establishing more detailed disclosure in any stockholder’s advance notice to nominate a new member of the Board, including specified information regarding such nominee, which may inhibit or deter such nomination and lengthen the time needed to elect a new majority of the board.

23.   Our common stock is a “penny stock”, as defined in the Exchange Act. Trading of our common stock may be restricted by the Securities and Exchange Commission’s “penny stock” regulations, which may limit a stockholder’s ability to buy and sell our stock.

Our common stock is subject to the regulations of the Securities and Exchange Commission promulgated under the Exchange Act that require additional disclosure for trading in penny stocks. The Securities and Exchange Commission regulations generally define penny stocks to be any equity security that is not listed on a national securities exchange and has a market price of less than $5.00 per share, subject to certain exceptions. Unless an exception is available, those regulations require broker-dealers to (i) approve the customer for the specific penny stock transaction and receive from the customer a written agreement to the transaction; (ii) furnish the customer a disclosure document describing the risks of investing in penny stocks; (iii) disclose to the customer the current market quotation, if any, for the penny stock; and (iv) disclose to the customer the amount of compensation the firm and its broker will receive for the trade. In addition, after executing the sale, a broker-dealer must send to its customer monthly account statements showing the market value of each penny stock held in the customer’s account. These disclosure requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a stock that becomes subject to the penny stock rules. Consequently, these penny stock rules may adversely affect the ability of broker-dealers and stockholders to trade our common stock.

24.   As an issuer of “penny stock,” the safe harbor provided by the federal securities laws relating to forward-looking statements does not apply to the Company.

Although federal securities laws provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, we will not have the benefit of this safe harbor in the event of a private legal action against us based on a claim that any forward-looking statement in our reports contained a material misstatement of fact or omitted a material fact necessary to make the statement not misleading. Such an action, whether successful or not, could have a material adverse effect on our business.

25.   We have no intention to pay dividends at the present time.

We have never paid dividends or made other cash distributions on our common stock, and we do not expect to declare or pay any dividends in the foreseeable future. We intend to retain future earnings, if any, for working capital and to finance current operations and expansion of our business.

26.   We are classified as an “emerging growth company” as well as a “smaller reporting company” and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies and smaller reporting companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the JOBS Act.

We could remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, and (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period.

Notwithstanding the above, we are also currently a “smaller reporting company.” Specifically, similar to “emerging growth companies,” “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; and have certain other decreased disclosure obligations in their SEC filings. Decreased disclosures in our SEC filings due to our status as an “emerging growth company” or “smaller reporting company” may make it harder for investors to analyze our results of operations and financial prospects.

DILUTION

Assuming completion of maximum offering amount, there will be a total of 34,000,000 common shares outstanding.  The following table illustrates the per common share dilution as of November 30, 2016 which may be experienced by investors on a fully diluted basis.

Funding Level

$20,000,000

$15,000,000

$10,000,000

$5,000,000

Offering price

$5.00

$5.00

$5.00

$5.00

Net tangible book

  value per common

  share before offering

0.00

0.00

0.00

0.00

Increase per common

  share attributable to

  investors

   0.58

  0.45

  0.31

  0.16

Pro forma net tangible

  book value per

  common share after

  offering

  0.58

   0.45

0.31

0.16

Dilution to investors

$ 4.42

$ 4.55

$ 4.69

$ 4.84

Dilution as a

  percentage of

  offering price

88.4%

91.0%

93.8%

96.8%

Based on 30,000,000 common shares outstanding as of the date of this Offering Circular and total stockholders’ deficit of $(66,848) as of November 30, 2016.  Offering expenses are estimated to be $40,000.

Further Dilution.  We may choose to raise additional capital due to market conditions or strategic considerations even if we believe that we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of our common stock, including through the sale of securities convertible into or exchangeable or exercisable for common stock, the issuance of these securities could result in dilution to our stockholders, including investors purchasing our common stock in this offering.

PLAN OF DISTRIBUTION

The Offering.  Up to 4,000,000 Shares at a price of $5.00 per Share up to an aggregate maximum offering amount of $20,000,000.

The aggregate offering price and number of Shares to be offered was arbitrarily determined.

The Shares are being offered on a best efforts basis by our officers and directors for which they will receive no compensation. The Company reserves the right to withdraw, cancel or reject an offer in whole or in part.

In accordance with Rule 3(a)(4)(ii) of the Securities Exchange Act of 1934, our officers and directors primarily perform substantial duties on behalf of the issuer that have no connection to securities transactions.

No officer or director is a broker or dealer or an associated person of a broker or dealer, nor have they been within the preceding 12 months.  No officer or director will participate in selling an offering of securities for any issuer more than once every twelve months other than in reliance on Rule 3(a)(4)(i) and (iii).

There is no plan or arrangement to enter into any contracts or agreements to sell the common shares with a broker or dealer.  Should the Company choose to contract with a broker or dealer after the qualification of this offering statement, the Company will use all appropriate means of notification with regards to this change.

No Minimum Offering Amount/No Formal Escrow Account.  There is no minimum number of Shares that must be sold or a formal escrow account. We will retain all net proceeds from the sale of the Shares sold in this offering.  Your offer to purchase Shares will not be accepted unless you agree to purchase at least 2,000 shares ($10,000), but we reserve the right, in our sole discretion, to accept smaller investments.

Offering Period.  The offering will commence on the date of this Offering Circular and will continue until the earlier of the date on which we have accepted subscriptions for all the Shares offered or December 31, 2017.

USE OF PROCEEDS

If the entire offering amount is reached, the Company shall receive gross proceeds of up to a maximum of $20,000,000. Based on our present plans, which represent the existing and anticipated business conditions, we intend to apply the estimated net proceeds of the maximum offering over the next three years as follows:

	100%	75%	50%	25%
Gross Proceeds	$ 20,000,000	$ 15,000,000	$ 10,000,000	$ 5,000,000
Less offering costs	40,000	40,000	40,000	40,000
Net Proceeds	$ 19,960,000	$ 14,960,000	$ 9,960,000	$ 4,960,000

WTE projects	17,290,000	13,500,000	8,900,000	4,160,000
Solar Energy project	1,470,000	300,000	60,000	0
Office set up	60,000	60,000	60,000	60,000
Salaries	550,000	550,000	500,000	450,000
Legal/consulting fees	150,000	150,000	150,000	150,000
Marketing/distribution	210,000	210,000	180,000	80,000
Travel expenses	80,000	80,000	60,000	40,000
Reserves	150,000	110,000	50,000	20,000
Net Proceeds	$19,960,000	$14,960,000	$9,960,000	$4,960,000

Our officers and directors will not receive any compensation for selling the common shares.

We intend to use the proceeds of this offering in the manner set forth above. At present, no material changes are contemplated.  If the financing falls short of the maximum offering amount, priority in the use of funds will be given to setting up the infrastructure of the Company and starting the WTE projects.

DESCRIPTION OF BUSINESS

Overview.  The Company intends to become a renewable energy source and waste management solution provider.  We are focusing on providing electricity through waste to energy (“WTE”) plants.  In addition, we will be selling solar panels for commercial installation.  India has demonstrated renewed interest in clean energy, and is the initial prime market for our products.  We intend to use the funds raised in this offering to implement, install and commission green energy plants.  In the future, we intend to become further involved in the power production and transmission structure of India.

Corporate Operations.  We are a US company based in Northfield, Illinois.  We intend to conduct all of corporate operations in the US, though we will be offering our products internationally.  We will make use of contractors for all of our projects, and only the management team will be hired as full time employees.

Waste to Energy Plants.  The Company is currently in negotiations regarding five different projects in India in the WTE field.  Our WTE plants will use a technique called pyrolysis to create fuel from waste products, which is then used to generate power.  These plants both generate electricity and reduce pollution by disposing of waste in landfills and reducing dependence on fossil fuels.

In the next seven years, we plan to own and operate 35 WTE plants with a capacity to eliminate approximately 22,000 tons of waste per day.  We estimate that it will cost a total of $21 million to build the first five WTE plants, and it should take 12 to 15 months to build a plant once all approvals are in place.  It is estimated to take six months in order to complete all planning and approvals necessary to begin construction.  The WTE plants should start generating revenue 21 months following the signing of the contract.  The urban local bodies have guaranteed a supply of waste and the land required for the project is provided at a nominal lease.  The power tariffs for WTE projects have been fixed at $0.117 per kilowatt hour.

We are collaborating with Hoskinson Group, LLC (“Hoskinson”), a Florida based limited liability company that is the designer, supplier and holder of the intellectual property of the WTE technology that we will use for our WTE projects.  Hoskinson and the Company have formed a special purpose entity (“SPE”) to develop and operate the WTE projects.  Hoskinson will provide the WTE technology and be the program manager and paymaster for the projects.  The Company will be responsible for fund raising and management.  Both members of the SPE will be responsible for obtaining all permits and agreements necessary for these projects.  Under the SPE, profits shall be distributed to outstanding debtors.  Once those debts have been fully paid, the remaining profits shall be split in the following manner: 25% shall go to early stage investors, 25% shall go to late stage investors, and 50% shall go to Hoskinson for the duration of the project.

We intend to establish a manufacturing hub in India.  This hub will not only serve the Indian market but will also serve as an export hub for selling our product internationally.  We intend to produce power equipment and modular WTE plants for sale world-wide.

We are also looking into alternative uses for our products.  India currently has large coal reserves, but insufficient liquid fuel production to meet its needs.  Our WTE plants can be used to convert coal into liquid fuel.  We intend to pursue this venture approximately three years after our WTE plants have been established.  Other opportunities that we can pursue include the creation of charcoal, compost, fertilizer or bio-oil from other waste such as sewage, industrial waste and hazardous waste.

Solar Energy.  We are also pursuing solar energy projects through this offering, and have contracted with a solar panel manufacturer and an engineering, procurement, and construction management company in relation to these projects.  We intend to market solar panels for commercial roof top installation and sell the power generated through private vendors.

India’s Ministry of New & Renewable Energy reported in 2015 that the country has an operational solar power output of four gigawatts as a result of the country’s National Solar Mission, which endeavors to make India on of the top ten solar markets in the world.  The goal of the National Solar Mission is to be generating 20,000 megawatts of electricity through solar power by 2022.  As of March 31, 2016, the roof top solar market in India is currently generating 740 megawatts and has been growing steadily.

The Market.  The Company is focusing its initial efforts on India.  The government in India is interested in bringing in sources of green energy, and is offering various forms of assistance to green energy producers.  India has a favorable regulatory policy and business environment as well as many different sites of opportunity.  The Company has identified several technological partners that we hope to work with to establish our position in India.

The Company will be concentrating its solar power efforts on the cities of Pune and Mumbai due to the high power tariffs in those areas.  We intend to add enough solar panels to residential complexes over the next seven years to generate 14 megawatts.

Worldwide Market.  We intend to establish a manufacturing hub in India.  This hub will not only serve the Indian market but will also serve as an export hub for selling our product internationally.  Currently, we are in discussions with a European power equipment company to have us produce equipment in India.  Once we have been established, we intend to expand to South East Asia, and we are currently talking to parties in the Caribbean and Tunisia regarding future WTE opportunities.

Marketing Strategy.  The Company is reaching out to municipal governments throughout India and placing bids with these governments to construct WTE plants.  In addition, we are reaching out to power generator producing companies in order to obtain manufacturing contracts.  Once we have become established, we will be reaching out to governments globally in order to offer our services and expand our client base.

Revenue.  The Company will receive revenue from the sale of the electricity produced by our WTE plants.  Once we branch out into manufacturing and solar energy services, we will additionally receive revenue from sales and service of our goods.

Customers.  The government of Gujarat, India has accepted our proposal for setting up WTE plants in the Agmadabad, Surat, and Vadodara municipal corporations.  In addition, India is currently launching 98 smart cities, which are urban developments created with the intent to integrate information and communication technology into the city to manage a city’s assets, including power plants and waste management.  Based on our in-house research, we believe that WTE projects are an essential criteria for these smart cities, making these cities potential customers for our services.

Competitive Analysis.  The WTE market is rapidly expanding due to the global need both for energy and for waste management.  As a result of the growth potential of this market, the Company faces intense competition, and we expect that this competition will increase moving forward.  We believe that we have an advantage in this market in India because we are getting into the market during a period when the Indian government is offering a variety of incentives to new green energy companies.  However, we need to raise sufficient funds to commence full scale operations.  We will be competing on the basis of pricing and reliability.  There can be no assurance that we will be able to compete successfully against current and future competitors, and competitive pressures faced by the Company may have a material adverse effect on our business, prospects, financial condition and results of operations

Litigation.  There is no material litigation pending in which the Company is a party or of which any of its property is subject.

Changes in Laws, Regulations or Policies.  From time to time, various legislative and regulatory initiatives are introduced in Congress and state legislatures. Such initiatives may change the operating environment of the Company in substantial and unpredictable ways. The Company cannot determine the ultimate effect that any potential legislation, if enacted, or implementing regulations with respect thereto, would have, upon the financial condition or results of operations of the Company. A change in statutes, regulations or regulatory policies applicable to the Company could have a material effect on the financial condition, results of operations or business of the Company.

Financial Consulting Agreement.  On November 10, 2016, the Company entered into an agreement with Cambridge Capital Group, Ltd., a division of Cambridge Energy Group, Ltd., an entity controlled by Howard J. Goldberg, a director of the Company.  Pursuant to the agreement, Cambridge Capital Group, Ltd. shall provide financial consulting to the Company for an undetermined time period.  As consideration for these services, the Company issued Cambridge Capital Group, Ltd. 12,000,000 of its common shares.

Employees.  As of February 23, 2017, other than the officers, we have no full-time employees and no part-time employees.

DESCRIPTION OF PROPERTY

We are renting the property located at $540 Frontage Rd., Suite 3345 through 3375, Northfield, IL 60093-1233.  Our telephone number is (847) 784-0036.  The offices are in a three story freestanding building for interim offices and warehouse space.  The offices consist of 4,000 square feet and are leased on an annual basis with a monthly lease fee of $4,000.  This amount is being accrued, and is due on July 1, 2017.  We believe that this location will meet our requirements for the foreseeable future.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our consolidated financial statements and the accompanying notes included as exhibits to this Offering Circular. This discussion and analysis contains forward-looking statements that are subject to certain risks and uncertainties and are based on certain assumptions that we believe are reasonable but may prove to be inaccurate. Certain risks, uncertainties and other factors, including those set forth under “CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS,” “RISK FACTORS” and elsewhere in this Offering Circular, may cause actual results to differ materially from those projected results discussed in the forward-looking statements appearing in this discussion and analysis. We assume no obligation to update any of these forward-looking statements, except as required by law.

Overview

The following discussion is intended to assist in understanding our financial condition and results of operations. This discussion should be read in conjunction with our financial statements and accompanying notes included as exhibits to this Offering Circular.

Trends and Uncertainties

Demand for the Company's products will be dependent on, among other things, general economic conditions that are cyclical in nature.  The Company's business operations may be adversely affected by the Company’s competitors and prolonged recessionary periods.

There are no known trends, events or uncertainties that have or are reasonably likely to have a material impact on the Company’s short term or long-term liquidity.  Sources of liquidity both internal and external will come from the sale of electricity produced by the Company’s WTE plants, solar energy panels, and power generator parts and supplies, as well as the private sale of the Company’s stock.  There are no trends, events or uncertainties that have had or are reasonably expected to have a material impact on the net sales or revenues or income from continuing operations.  There are no significant elements of income or loss that do not arise from the Company’s continuing operations.  There are no known causes for any material changes from period to period in one or more line items of the Company’s financial statements.

Capital and Source of Liquidity

The Company requires substantial capital in order to meet our ongoing corporate obligations and in order to continue and expand its current and strategic business plans.

To date, the Company has raised working capital through advances from our CEO and through the sale of common shares.

For the period from November 10, 2016 (inception) to November 30, 2016, we had a net loss of $96,848.  We had the following adjustments to reconcile net loss to net cash provided by operating activities: We had an increase of $30,000 due to common stock issued for services. We had the following change in assets and liabilities: We had an increase of $1,280 due to accounts payable.  As a result, we had net cash used in operating activities of $65,568 for the period from November 10, 2016 (inception) to November 30, 2016.

For the period from November 10, 2016 (inception) to November 30, 2016, we spent $7,750 on the purchase of fixed assets, resulting in net cash provided by investing activities of $7,750 for the period.

For the period from November 10, 2016 (inception) to November 30, 2016, we received $73,548 as proceeds from related party notes payable, resulting in

Results of Operations

For the period from November 10, 2016 (inception) to November 30, 2016, we did not record any revenues.  We paid selling, general and administrative expenses of $96,848, resulting in a net loss of $96,848 for the period.

Plan of Operation

The Company is in the development stage and has not conducted any material operations to date or received any significant operating revenues.  The Company may experience problems, delays, expenses and difficulties sometimes encountered by an enterprise in the Company’s stage of development, many of which are beyond the Company’s control.  These include, but are not limited to, unanticipated problems relating to the employee costs, marketing problems, additional costs and expenses that may exceed current estimates and competition.

The use of proceeds will be utilized primarily to build and operate waste to energy plants.  We need to achieve the following milestones to commence full operations.  The estimated cost is outlined in the Use of Proceeds section.

Milestones

Estimated Cost

Time

Set up offices

$60,000

1-3 months

Obtain regulatory permits for construction

$500,000

1-3 months

Establish government contracts for WTE projects

$20,000

1-3 months

Purchase necessary real estate for construction

$7,000,000

1-3 months

Hire contractors for construction

$1,000,000

3-6 months

Acquire necessary materials for construction

$2,000,000

3-6 months

Establish marketing and advertising

$210,000

3-6 months

Begin WTE plant construction

$4,000,000

3-6 months

Secure long-term contracts

$10,000

9-12 months

Expand markets

$45,000

9-12 months

Complete WTE plant construction

$10,000,000

18-21 months

The proceeds from the issuance of common stock under this offering may not be sufficient to complete the Company's business plan.  We intend to use the proceeds of this offering in the manner and in order of priority set forth above. At present, no material changes are contemplated.  If the financing falls short of the maximum offering amount, priority in the use of funds will be given toward setting up the infrastructure of the Company and starting the WTE projects.  There can be no assurance that additional financing will be available or that, if available, such financing will be on acceptable terms to enable the Company to complete its business plan.

Critical Accounting Policies

Our consolidated financial statements are prepared in accordance with generally accepted accounting principles  and practices within the banking industry. Application of these principles requires management to make estimates, assumptions, and judgments that affect the amounts reported in the financial statements and accompanying notes. These estimates, assumptions, and judgments are based on information available as of the date of the financial statements; accordingly, as this information changes, the financial statements could reflect different estimates, assumptions, and judgments. Actual results could differ from those estimates.

Critical accounting estimates are necessary in the application of certain accounting policies and procedures, and are particularly susceptible to significant change. Critical accounting policies are defined as those that are reflective of significant judgments and uncertainties, and could potentially result in materially different results under different assumptions and conditions.

DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

The following table sets forth the name, age and position with the Company of each of our directors and executive officers. On completion of this offering, all of the executive officers will be full-time employees. Currently, the Company has no employees that would be classified as significant employees. The business address for all of these individuals is 540 Frontage Road, Suite 3345, Northfield, IL 60093-1233.

Name	Age	Position with the Company	Term of Office
Sam Chopra	61	President, Chief Executive Officer, Co-Chairman	Inception to present
Arvind Patil	45	Secretary, Treasurer, Director	Inception to present
Luis A. Riveros	51	Director	Inception to present
Howard J. Goldberg	66	Director, Co-Chairman	Inception to present
Makrand Deshpande	45	Director	Inception to present

Sam Chopra.   Sam Chopra is the CEO and Co-Founder of Alcoa Green Technologies, Inc. and has held this position since February 2010.  From 2010 through 2014, Mr. Chopra worked full time as an administrator for C P Worldwide Shipping, Inc., a family owned business, and Mr. Chopra has been working as a part time employee with C P Worldwide Shipping since 2014.  Mr. Chopra and Mr. Patil founded ACS Metal, a scrap metal and demolition company, and operated it from 2011 through 2013.  Mr. Chopra received a Bachelor Degree in commerce from the University of Delhi in 1974.

Arvind Patil.  Arvind Patil has worked as a renewable energy consultant in India since 2010, and has been the managing director of Alcoa Green Tech India Pvt. Ltd. since 2015.  From 2011 through 2013, Mr. Patil worked with Alieus Solar, an India based solar power company.  Between 2011 and 2013, Mr. Patil worked with Mr. Chopra to found ACS Metal, a scrap metal and demolition company, which operated in the US and Argentina.  From 2013 through 2016, Mr. Patil worked as a consultant with Glenn Dimplex Corporation, a European product sourcing conglomerate.  Mr. Patil has been operating Advance Communication System International, LLP since 2004.  Mr. Patil has been an active partner in Atricol SA, a construction aggregate and stone extraction company, since 2013, and has run PSA Infotech, a software services firm, since 2011.  Mr. Patil received a Bachelor of Law from the Indian Law Society in Maharashtra, India, in 2016.  He completed his post graduate work in industrial engineering from the National Institute of Industrial Engineering in Mumbai, India, in 1994.  Mr. Patil received a Bachelor Degree in electrical engineering from Visvesvaraya National Institute of Technology in Maharashtra, India, in 1992.  He received a certification in Production and Inventory Management from the American Production and Inventory Control Society in 1998.

Luis A. Riveros.   Luis A. Riveros has been an active partner in Advance Communication System International since 2004.  He has been an active partner in Atricol SA, a construction aggregate and stone extraction company since 2013.  Mr. Riveros received his training in electrical engineering from the New Jersey Institute of Technology in 1976.

Howard J. Goldberg.   Howard J. Goldberg is President of Cambridge Energy Management Group, Ltd., and has held this position since 1994.  Mr. Goldberg is also an officer of Cambridge Capital Group, Ltd., a division of Cambridge Energy Group, Ltd., an entity controlled by Howard J. Goldberg.  Prior to joining Cambridge, Mr. Goldberg was a self-employed real estate developer / builder for seven years.  His earlier experience was as a Trader at the Chicago Mercantile Exchange for13 years. Howard Goldberg’s banking experience includes four years as Vice President of Northern Ohio Bank. Mr. Goldberg holds degrees in marketing and advertising from Roosevelt University and a degree in banking Administration from Ohio University.

Makrand Deshpande.   Makrand Deshpande has been working with Reliance Infrastructure since 2005 and is currently the vice president for that company.  Mr. Deshpande received a Post Graduate degree in management from IMT Ghaziabad, Inda in 2004.  He received a Bachelor Degree in electrical engineering from Visvesvaraya National Institute of Technology in Nagpur, India in 1992.  Mr. Deshpande received his certification as a Project Management Professional from PMI USA in 2007.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

No cash compensation has been paid to the officers or directors since inception.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITY HOLDERS

There are currently 30,000,000 common shares outstanding.  Upon completion of the maximum offering, there will be up to 34,000,000 outstanding.

The following tabulates holdings of common shares of the Company by each person who, subject to the above and at the date of this Offering Circular, holds of record or is known by management to own beneficially more than 5.0% of the voting securities of the Company.

Shareholdings

Shareholdings

At Date of

After the

Name & Address(1)

This Offering Circular

Percent

Offering

Percent

   Officers and Directors

Sam Chopra

8,400,000 direct

28.0%

8,400,000

24.7%

Arvind Patil

8,400,000 direct

28.0%

8,400,000

24.7%

Makrand Deshpande

0

0.0%

0

0.0%

Howard J. Goldberg

12,000,000 indirect

40.0%

12,000,000

35.3%

Luis A. Riveros

1,200,000 direct

4.0%

1,200,000

3.5%

Officers and Directors

  As a Group (5 persons)

30,000,000

100.0%

30,000,000

88.2%

    5% shareholders

Cambridge Capital Group, Ltd. (2)

12,000,000 direct

40.0%

12,000,000

35.3%

 (1)The address of each officer and director is our business address of 540 Frontage Road, Suite 3345, Northfield, IL 60093-1233

(2)A wholly owned subsidiary of Cambridge Energy Group, Ltd., a company controlled by Howard J. Goldberg, a director of the Company.

Pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended, beneficial ownership of a security consists of sole or shared voting power (including the power to vote or direct the voting) and/or sole or shared investment power (including the power to dispose or direct the disposition) with respect to a security whether through a contract, arrangement, understanding, relationship or otherwise. Unless otherwise indicated, each person indicated above has sole power to vote, or dispose or direct the disposition of all shares beneficially owned, subject to applicable community property laws.

INTERESTS OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

On November 10, 2016, the Company entered into an agreement with Cambridge Capital Group, Ltd., a division of Cambridge Energy Group, Ltd., an entity controlled by Howard J. Goldberg, a director of the Company.  Pursuant to the agreement, Cambridge Capital Group, Ltd. shall provide financial consulting to the Company for an undetermined time period.  As consideration for these services, the Company issued Cambridge Capital Group, Ltd. 12,000,000 of its common shares valued at $12,000.

SECURITIES BEING OFFERED

The following statements constitute brief summaries of the Company's certificate of incorporation and bylaws.  The Company is authorized to issue 100,000,000 common shares, $.001 par value per common share.  As of the date hereof, there are 30,000,000 common shares issued and outstanding.

Common Stock

Holders of common shares of the Company are entitled to cast one vote for each share held at all shareholders meetings for all purposes. There are no cumulative voting rights.

Upon liquidation or dissolution, each outstanding common share will be entitled to share equally in the assets of the Company legally available for distribution to shareholders after the payment of all debts and other liabilities. All outstanding preferred shares are, and the common shares offered hereby will be when issued, fully paid and non-assessable.

There are no limitations or restrictions upon the rights of the board of directors to declare dividends out of any funds legally available therefore. The Company has not paid dividends to date and it is not anticipated that any dividends will be paid in the foreseeable future. The board of directors initially may follow a policy of retaining earnings, if any, to finance the future growth of the Company. Accordingly, future dividends, if any, will depend upon, among other considerations, the Company’s need for working capital and its financial conditions at the time.

The capital stock of the Company, after the amount of the subscription price or par value has been paid in full, shall be non-accessible.

There are no anti-takeover provisions that may have the effect of delaying or preventing a change in control.

Dividend Policy

We do not anticipate paying dividends in the foreseeable future. We plan to retain any future earnings for use in our business. Any decisions as to future payments of dividends will depend on our earnings and financial position and such other facts as the board of directors deems relevant.

Market Price of Our Common Stock

There is no public trading market for our common shares.

Following this offering, an active trading market for our common stock may not develop or be maintained, and any such market may not be liquid. Moreover, shareholders may not be able to sell their shares of our common stock when desired, or at all, or in the amount or at the price they seek. Future issuances or resales of shares of our common stock, or the perception of future issuances or resales of shares of our common stock, could materially and adversely affect the prevailing market price of our common stock, if any, and could impair our ability to raise capital through the sale of our common stock or equity-related securities in the future.

We shall serve as our own registrar and transfer agent for the common stock of the Company until completion of this offering.

ADDITIONAL INFORMATION

We have filed an offering statement on Form 1-A with the SEC under the Securities Act with respect to the common stock offered by this Offering Circular. This Offering Circular, which constitutes a part of the offering statement, does not contain all of the information set forth in the offering statement or the exhibits and schedules filed therewith. For further information with respect to us and our common stock, please see the offering statement and the exhibits and schedules filed with the offering statement. Statements contained in this Offering Circular regarding the contents of any contract or any other document that is filed as an exhibit to the offering statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the offering statement. The offering statement, including its exhibits and schedules, may be inspected without charge at the public reference room maintained by the SEC, located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549, and copies of all or any part of the offering statement may be obtained from such offices upon the payment of the fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. The SEC also maintains an Internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is www.sec.gov/edgar/searchedgar/companysearch.html.

PART F/S

INDEX TO UNAUDITED FINANCIAL STATEMENTS

Balance Sheet as of November 30, 2016

Statement of Operation for the period from November 10, 2016 (inception) to November 30, 2016

Statement of Stockholders’ Equity for the period from November 10, 2016 to November 30, 2016

Statement of Cash Flows for the period from November 10, 2016 (inception) to November 30, 2016

Notes to Financial Statements

ALCOA GREENTECH, INC

BALANCE SHEET

AS OF NOVEMBER 30, 2016

November 30,
2016
(unaudited)
Assets

Current assets
Cash and cash equivalents	$ 230
Total current assets	230

Fixed assets
Equipment, net	2,750
Intangible assets	5,000
Total assets	$ 7,980

Liabilities and Stockholders' Deficit

Current liabilities Accounts Payable	$ 1,280
Total current liabilities	1,280

Notes payable – related parties	73,548
Total Liabilities	74,828

Stockholders' deficit
Common stock, $0.001 par value; authorized 100,000,000 shares; issued and outstanding 30,000,000 as of November 30, 2016	30,000
Additional paid-in capital	-
Accumulated deficit	(96,848)
Total stockholders' deficit	(66,848)
Total liabilities and stockholders' deficit	$ 7,980

See accompanying notes to financial statements.

ALCOA GREENTECH, INC

STATEMENT OF COMPREHENSIVE INCOME

FOR THE PERIOD FROM INCEPTION (NOVEMBER 10, 2016)

THROUGH NOVEMBER 30, 2016

(UNAUDITED)

For the period from inception (November 10, 2016 to November 30, 2016

Net sales	$ -
Cost of sales	-
Gross loss	-

Costs and expenses:
Depreciation	0
Selling, general and administrative expenses	96,848
96,848
Loss from operations	(96,848)

Other income (expense):
Interest expense	0
0

Income (loss) before income taxes	(96,848)
Income taxes	-
Net income (loss)	$ (96,848)

Basic net income (loss) per share	$ (0.00)

Weighted average shares outstanding
Basic	30,000,000

See accompanying notes to financial statements.

ALCOA GREENTECH, INC.

Statement of Changes in Shareholders' Deficit

	Common Stock		Additional
	Shares	Amount ($0.001 Par)	Paid-In Capital	Accumulated	Total Stockholders’
	(1)	(1)	(1)	Deficit	Deficit
Balance at Inception (November 10, 2016	0	0	0	0	0

Stock based compensation to officers	18,000,000	$18,000	0	0	18,000

Issuance of common stock for consulting services	12,000,000	$12,000	0	0	12,000

Net income (loss)	-	-	-	(96,848)	(96,848)

Balance at November 30, 2016	30,000,000	$30,000	0	(96,848)	$ (66,848)

The accompanying notes are an integral part of these financial statements.

Basic income (loss) per share is calculated using the weighted-average number of common shares outstanding during the reporting period. No potentially dilutive debt or equity instruments were issued or outstanding during the period except outstanding shares. Future issuance of common/preferred stock or any debt will change earnings per share.

ALCOA GREENTECH, INC

STATEMENT OF CASH FLOWS

FOR THE PERIOD FROM INCEPTION (NOVEMBER 10, 2016)

THROUGH NOVEMBER 30, 2016

 (UNAUDITED)

For the period from inception (November 10, 2016 to November 30, 2016
Cash flows from operating activities
Net income (loss)	$ (96,848)
Adjustments to reconcile net (loss) to net
cash provided by (used in) operating activities:
Common stock issued or to be issued for services	30,000
Depreciation	-
Change in assets and liabilities
Accounts payable	1,280
Net cash used in operating activities	(65,568)

Cash flows from investing activities
Purchase of fixed assets	(7,750)
Net cash provided by investing activities	(7,750)

Cash flows from financing activities
Proceeds from related party notes payable	73,548
Net cash provided by financing activities	73,548

Net increase in cash and cash equivalents	230
Cash and cash equivalents, beginning of period	--
Cash and cash equivalents, end of period	$ 230

Supplementary information:
Cash paid for :
Interest	$ -
Income taxes	$ -

Non-cash transactions:
Conversion of notes payable and accrued interest into common stock	$ -

See accompanying notes to financial statements.

ALCOA GREENTECH, INC.

NOTES TO UNAUDITED FINANCIAL STATEMENTS

FOR THE PERIOD FROM INCEPTION (NOVEMBER 10, 2016)

TO NOVEMBER 30, 2016

NOTE 1 – DESCRIPTION OF BUSINESS

Alcoa Greentech, Inc. was organized under the laws of the State of Nevada on November 10, 2016. Alcoa Greentech, Inc.’s year end is December 31.

NOTE 2 - GOING CONCERN

The accompanying condensed unaudited consolidated financial statements have been prepared on a going concern basis which assumes that the Company will be able to realize its assets and discharge its liabilities in the normal course of business. As reflected in the accompanying condensed unaudited consolidated financial statements, the Company had a net loss of $96,848 for the period from inception (November 10, 2016) to November 30, 2016. The Company has a stockholders' deficit of $66,848 at November 30, 2016.

Based on the above considerations, there is a substantial doubt about the ability of the Company to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company's ability to further implement its business plan and generate future profits or attain working capital through debt or equity financing. There are material risks and uncertainties inherent to the business. Management hopes that the continued growth opportunities in India with its favorable regulatory policies, business environment and the potential of a global export hub will bring sufficient revenues and investment into the Company to sustain its growth and operations. There is no assurance that this series of events will be satisfactorily completed. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

Our financial statements are stated in United States dollars and have been prepared in accordance with accounting principles generally accepted in the United States ("U.S. GAAP").

Interim Financial Statements

The accompanying unaudited interim condensed consolidated financial statements have been prepared in accordance with GAAP for interim financial information in accordance with Article 8 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by GAAP for complete financial statements. In our opinion, all adjustments (consisting of normal recurring accruals) considered necessary for fair presentation have been included. While we believe that the disclosures presented herein are adequate and not misleading, these interim condensed consolidated financial statements should be read in conjunction with the audited consolidated filed with the SEC in our Form 10K on April 19, 2016. Operating results for the interim periods presented are not necessarily indicative of the results for the full year.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires us to make estimates, assumptions and judgments that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of expenses during the period presented.

We make our estimate of the ultimate outcome for these items based on historical trends and other information available when the financial statements are prepared. Changes in estimates are recognized in accordance with the accounting rules for the estimate, which is typically in the period when new information becomes available. We believe that our significant estimates, assumptions and judgments are reasonable, based upon information available at the time they were made. Actual results could differ from these estimates, making it possible that a change in these estimates could occur in the near term.

Equipment

Equipment is stated at cost, less accumulated depreciation.

Revenue Recognition

The Company recognizes revenue when it is realized and realizable.

Income (loss) Per Common Share

Basic income (loss) per share is calculated using the weighted-average number of common shares outstanding during each reporting period. Diluted loss per share includes potentially dilutive securities such as outstanding options and warrants, using various methods such as the treasury stock or modified treasury stock method in the determination of dilutive shares outstanding during the reporting period.

Recent Authoritative Accounting Pronouncement

Management does not believe that any recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying consolidated financial statements.

NOTE 4 – PROPERTY AND EQUIPMENT

Components of property and equipment are as follows:

November 30, 2016
(unaudited)
Office Furniture & Equipment	$ 2,750
Web Development	5,000
Less: Accumulated Depreciation	-

Property and Equipment, net	$ 7,750

NOTE 5 – RELATED PARTY TRANSACTIONS

During the period from inception (November 10, 2016) to November 30, 2016, current officers and directors made aggregate loans of $73,548.  The related party loans were based on verbal agreements and are repayable in one year and are without interest.  These amounts include $17,161 for pre-incorporation expenses made on behalf of the yet to be formed Company.. The above related loans are not necessarily indicative of the terms and amounts that would have been incurred had comparable agreements been made with independent parties.

On November 10, 2016, the Company approved the issuance of 18,000,000 common shares to officers and directors of the Company for services rendered and 12,000,000 common shares to Cambridge Capital Group as compensation for consulting services..

NOTE 6 – STOCKHOLDERS’ EQUITY

On November 10, 2016, the Company approved the issuance of 18,000,000 restricted common shares to its officers and directors for services valued at $.001 per common share.

On November 10, 2016, pursuant to a consulting agreement, the Company approved the issuance of 12,000,000 restricted common shares to Cambridge Capital Group for services valued at $.001 per common share

NOTE 7 – SUBSEQUENT EVENTS

The Company has evaluated events and transactions subsequent to November 30, 2016 through the date of filing with the Securities and Exchange Commission (date available for issuance) that would require reporting and noted no additional items to be disclosed.

PART III — INDEX TO EXHIBITS

Exhibit No.

Description of Exhibit

2.1*

Articles of Incorporation

2.2*

Bylaws

4.1*

Form of Subscription Agreement

10.1*

Consulting Agreement with Cambridge Capital Group, Ltd.

10.2*

Hoskinson Co-Developer Agreement

11.1*

Consent of J.M. Walker & Associates (Included as part of Exhibit 12.1)

12.1*

Opinion of J.M. Walker & Associates

*Incorporated by reference to the Form 1-A filed with the SEC on January 3, 2017

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Colebrook, State of New Hampshire, on February 23, 2017.

/s/Sam Chopra

Sam Chopra

Chief Executive Officer, Co-Chairman of the Board and President

Pursuant to the requirements of the Securities Act of 1933, as amended, this Offering Statement has been signed by the following persons in the capacities indicated.

/s/Sam Chopra

Sam Chopra

Chief Executive Officer, Co-Chairman of the Board and President

February 23, 2017

/s/Arvind Patil

Arvind Patil

Secretary, Treasurer and Director

February 23, 2017

/s/Luis A. Riveros

Luis A Riveros

Director

February 23, 2017

/s/Howard J. Goldberg

Howard J. Goldberg

Co-Chairman of the Board

February 23, 2017

/s/Makrand Deshpande

Makrand Deshpande

Director

February 23, 2017